Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of March 8, 2021, is by and among Athene Holding Ltd., a Bermuda exempted company (the “Company”), and the undersigned stockholders (each, a “Stockholder,” and collectively, the “Stockholders”) of Apollo Global Management, Inc., a Delaware corporation (“AGM”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, AGM and Tango Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of AGM (“Tango Holdings”), Blue Merger Sub, Ltd., a Bermuda exempted company and a direct wholly owned subsidiary of Tango Holdings (“Company Merger Sub”), and Green Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Tango Holdings (“AGM Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, (i) the merger of AGM Merger Sub with and into AGM (the “AGM Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement and pursuant to the Delaware General Corporation Law and (ii) the merger of Company Merger Sub with and into the Company (the “Company Merger” and, together with the AGM Merger, the “Mergers”) upon the terms and subject to the conditions set forth in the Merger Agreement and the Statutory Merger Agreement and pursuant to Section 104H of the Companies Act 1981 of Bermuda, as amended.

WHEREAS, as of the date hereof, each Stockholder Beneficially Owns (as defined herein) and/or is entitled to vote (or cause to be voted) the number of shares of Class A common stock, par value $0.00001 per share, of AGM (the “AGM Shares”) and Class B Common Stock, par value $0.00001 per share, of AGM (the “AGM Class B Common Stock”) set forth opposite such Stockholder’s name on Schedule I (the “Original Shares” and, together with any additional AGM Shares or AGM Class B Common Stock acquired pursuant to Section 1.04 hereof, the “Shares”); and

WHEREAS, in connection with the Company’s entering into the Merger Agreement, each Stockholder has agreed to, execute and deliver this Agreement with respect to such Stockholder’s Shares.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

COVENANTS OF STOCKHOLDERS

Section 1.01 Agreement to Vote and Approve. Each Stockholder irrevocably and unconditionally agrees during the term of this Agreement, such Stockholder shall appear at, or otherwise cause such Stockholder’s Shares to be counted as present thereat, for the purpose of establishing a quorum, any meeting of the stockholders of AGM called with respect to any vote on the following matters, and at every adjournment or postponement thereof (or, if applicable, by any action of stockholders of AGM by written consent in lieu of a meeting with respect to any of the following matters), to vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) such Stockholder’s Shares, in each case, that as of the date of such meeting or consent, are Beneficially Owned by such Stockholder or with respect to which such Stockholder has the power (by agreement, proxy, or otherwise) to cause to be voted or to provide a consent at such meeting (or, if applicable, by such action of stockholders of AGM by consent in lieu of a meeting): (a) in favor of adopting the Merger Agreement and the AGM Merger on the terms of the original Merger Agreement as of the date hereof; (b) in favor of any proposal recommended by the Board of Directors of AGM as necessary or advisable to effectuate and to consummate the transactions contemplated by the Merger Agreement, including the AGM Merger so long as such matter is consistent with any other rights and agreements such Stockholder has with respect to AGM and its Subsidiaries (the “Principal Stockholder Rights”), and would not reasonably be expected to adversely affect any Principal Stockholder Rights; and (c) against (i) any extraordinary corporate transaction (other than the AGM Merger or any changes to share structure and governance in the manner previously described), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, or sale or transfer of all or substantially all of the assets or securities of AGM or any of its Subsidiaries, (ii) any amendment of AGM’s certificate of incorporation or by-laws other than as contemplated by the Merger Agreement or any changes to share structure and governance in the manner previously described by AGM to the Company, and (iii) any other proposal, action or transaction involving AGM or any of its Subsidiaries (other than the AGM Merger or any changes to share structure and governance in the manner previously described), in each case of clause (c), which other amendment, proposal, action or transaction would reasonably be expected to materially impede or prevent or nullify the Company Merger or the Merger Agreement. For the avoidance of doubt, in respect of the obligations of the Stockholders to take (or refrain from taking) actions described in this Agreement in respect of (i) Shares of AGM Class A Common Stock beneficially held by advisory clients of Tiger Global Management, LLC and/or its related persons’ proprietary accounts (“Tiger”) and subject to that certain Amended and Restated Irrevocable Proxy (the “Tiger Proxy” and such Shares, the “Tiger Shares”), dated as of May 5, 2017, made and granted by Tiger to AGM Management, LLC (“AGMM”) (as amended and restated from time to time), it is understood that the Stockholders collectively shall cause AGMM to take or to cause BRH Holdings GP, Ltd. (“BRH”) to take (or refrain from taking, or to cause BRH to refrain from taking) such actions, in each case, solely to the extent permitted under the Tiger Proxy and (ii) Shares of AGM Class B Common Stock to the extent beneficially owned by such Stockholder, in each case, it is understood that the Stockholders collectively shall each take all actions within such party’s control to cause BRH to take (or refrain from taking) such actions, and in the case of the foregoing clauses (i) and (ii), the obligations under this Agreement of the Stockholders with respect to such Shares shall be deemed fully satisfied upon satisfaction thereof by AGMM (unless satisfaction thereof is not permitted under the Tiger Proxy, in which case such obligations of the Stockholders with respect to the Tiger Shares shall be deemed null and void) or BRH, as applicable.

In the event the AGM Board effects an AGM Adverse Recommendation Change in compliance with the Merger Agreement: (i) the number of Shares that the Stockholder shall be committed to vote (or consent with respect to) in accordance with the preceding provisions of this Section 1.01(a) and (b) shall be modified to be only such number that, when aggregated with the number of Shares that the other Stockholders are obligated to vote (or consent with respect to), shall not exceed thirty-five percent (35.00%) of the aggregate voting power of the AGM Shares and the AGM Class B Common Stock, collectively (the “Lock-Up Covered Shares”), such that the Stockholder shall only be obligated to vote (or consent with respect to) its pro rata portion of the Lock-Up Covered Shares in the manner set forth in this Section 1.01(a) and (b) and (ii) the Stockholder shall be entitled (in its sole discretion) to vote any Shares that it is entitled to vote, other than the Lock-Up Covered Shares, in any manner.

Section 1.02 No Voting Trusts or Other Arrangement. Subject to Section 1.03, each Stockholder agrees that during the term of this Agreement, such Stockholder shall not, and shall not permit any entity under such Stockholder’s control to, deposit any of such Stockholder’s Shares in a voting trust, grant any proxies with respect to such Shares, or subject any of such Shares to any arrangement with respect to the voting of such Shares, in each case other than agreements entered into with the Company and the transactions contemplated by the AGM Restructuring term sheet made available to the Company prior to the execution of this Agreement (the “AGM Restructuring Term Sheet”).

Section 1.03 Transfer and Encumbrance. Each Stockholder agrees that from the date hereof through the termination of this Section 1.03 as set forth in Section 4.01, such Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law, or otherwise), or encumber (“Transfer”) any of such Stockholder’s Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of such Stockholder’s Shares or such Stockholder’s voting or economic interest therein, except as otherwise permitted hereby. This Section 1.03 shall not prohibit any Transfers of a Stockholder’s Shares or a voting or economic interest therein (a) to a member of such Stockholder’s Group (as defined below) or an Affiliate of such Stockholder; provided, that, in the event that any such direct transferee is not controlled by such Stockholder, the applicable transferee shall execute a joinder hereto that is reasonably satisfactory to the Company, (b) to any purchaser of Shares in a transaction pursuant to an existing or extended/renewed trading plan established under Rule 10b5-1 of the Exchange Act regarding sales of Shares, including any such plan put in place under the Seventh Amended and Restated Exchange Agreement, dated July 29, 2020, among AGM, the Apollo Principal Entities defined therein and the Apollo Principal Holders defined therein or (c) of up to such number of Shares set forth opposite such Stockholder’s name on Schedule II hereto (not taking into account any Transfers described in the foregoing clauses (a) and (b)). Any attempted Transfer by a Stockholder of any of its Shares or interests therein in violation of this Section 1.03 shall be null and void.

Section 1.04 Additional Shares. Each Stockholder agrees that all shares of AGM Shares or AGM Class B Common Stock that such Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of, but excluding shares of AGM Shares or AGM Class B Common Stock underlying unexercised Options, after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement (including, for the avoidance of doubt, the permitted transfers set forth in Section 1.03) and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of AGM affecting the Shares, after the execution of this Agreement and prior to the Expiration Time, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

Section 1.05 No Agreement as Director or Officer. Notwithstanding anything contained in this Agreement to the contrary, each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as the beneficial owner of Shares which such Stockholder Beneficially Owns, and no Stockholder makes any agreement or understanding in this Agreement in such Stockholder’s capacity as a director or officer of AGM or any of its Affiliates (if such Stockholder holds such office), and nothing in this Agreement (a) will prohibit, limit, restrict or affect any actions or omissions taken by such Stockholder in such stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict, or affect the ability of, such Stockholder from exercising such Stockholder’s fiduciary duties or other legal obligations as a director or officer of AGM or any of its Affiliates or its or their respective stockholders. For the avoidance of doubt, no Stockholder shall, nor shall any Affiliate of such Stockholder, be responsible in any way for the performance of any obligations, or the actions or omissions, of any other Person entering into a Voting Agreement with AGM. Nothing contained herein, and no action taken by a Stockholder pursuant hereto, shall constitute the parties as a partnership, an association, a joint venture or any other kind of entity.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Each Stockholder represents and warrants, severally and not jointly, to the Company that:

Section 2.01 Ownership of Shares. As of the date of this Agreement, such Stockholder: (a) Beneficially Owns all of such Stockholder’s Original Shares free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement, as otherwise publicly disclosed in the Company’s SEC-filed documents or under applicable federal or state securities Laws; (b) together with any entities controlled by such Stockholder, has the sole voting power over all of the AGM Shares Beneficially Owned by such Stockholder and (c) collectively with the other Stockholders, has indirect voting power over all of the AGM Class B Common Stock. Except pursuant to this Agreement, the AAP (defined below) and the SHA (defined below) as of the date of this Agreement, the transactions contemplated by the AGM Restructuring Term Sheet or as otherwise publicly disclosed in AGM’s SEC-filed documents, there are no options, warrants, rights or other commitments or agreements to which Stockholder is a party relating to the pledge, disposition, or voting of any of the Original Shares Beneficially Owned by such Stockholder and there are no voting trusts or voting agreements with respect to the Original Shares Beneficially Owned by such Stockholder.

Section 2.02 Disclosure of All Shares Owned. As of the date of this Agreement, except as noted on Schedule I hereto, such Stockholder does not Beneficially Own any shares of AGM Shares or AGM Class B Common Stock other than: (a) the Original Shares Beneficially Owned by such Stockholder; and (b) any options, warrants, rights or other commitments or agreements to acquire any additional shares of AGM Shares or AGM Class B Common Stock or any security exercisable for or convertible into shares of AGM Shares or AGM Class B Common Stock, as applicable, set forth opposite such Stockholder’s name on Schedule I (collectively, “Options”).

Section 2.03 Authority; Noncontravention. (a) Such Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. To the extent such Stockholder is not an individual, the execution, delivery and performance by such Stockholder of its obligations hereunder, have been duly authorized by all necessary action, and no other corporate action on the part of such Stockholder is necessary to authorize the execution and delivery by such Stockholder of this Agreement and performance by such Stockholder of its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against each Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

(b) Assuming receipt of any approvals or consents expressly required under the Merger Agreement, including the Required Regulatory Approvals, neither the execution and delivery of this Agreement by such Stockholder, nor the consummation by such Stockholder of the transactions contemplated hereby, nor performance or compliance by such Stockholder with any of the terms or provisions hereof, will (i) contravene, conflict with or violate any provision of the certificate or articles of incorporation, code of regulations, bye-laws, memorandum of association or other comparable charter or organizational documents of such Stockholder, or (ii) violate any Law applicable to such Stockholder, constitute a breach or default (with or without notice or lapse of time or both) under any of the terms, conditions or provisions of any Contract to which such Stockholder is a party or by which any of the Shares of such Stockholder are bound, or give rise to any right to terminate, cancel, amend, modify or accelerate such Stockholder’s rights or obligations under any such Contract or result in the creation of any Lien on any Shares Beneficially Owned by such Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Stockholder that:

Section 3.01 Authority; Noncontravention. (a) The Company has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of its obligations hereunder, have been duly authorized by all necessary action, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and performance by the Company of its obligations hereunder. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Stockholders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

(b) Assuming receipt of any approvals or consents expressly required under the Merger Agreement, including the Required Regulatory Approvals, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) contravene, conflict with or violate any provision of the certificate or articles of incorporation, code of regulations, bye-laws, memorandum of association or other comparable charter or organizational documents of the Company, or (ii) violate any Law applicable to the Company, violate or constitute a breach or default (with or without notice or lapse of time or both) under any of the terms, conditions or provisions of any Contract to which the Company is a party, or give rise to any right to terminate, cancel, amend, modify or accelerate the Company’s rights or obligations under any such Contract.

ARTICLE IV

TERMINATION

Section 4.01 Termination. This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the Walk-Away Date; (b) the Company Effective Time; (c) the date on which the Merger Agreement is terminated in accordance with its terms; and (d) with respect to any Stockholder, the mutual written agreement of such Stockholder and the Company; provided, however the terms of Section 1.02 and Section 1.03 shall terminate upon the earlier to occur of (x) receipt of the AGM Stockholder Approval; and (y) the Expiration Time.

ARTICLE V

MISCELLANEOUS

Section 5.01 Amendment. Subject to Section 3.01(e), this Agreement may not be amended, changed or supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.

Section 5.02 Extension of Time, Waiver, Etc. At any time prior to the Company Effective Time, the Company and each Stockholder, as applicable, may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 5.03 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 5.03 shall be null and void.

Section 5.04 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.05 Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Merger Agreement and the schedules attached hereto and thereto, (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter hereof and thereof and (b) are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations among the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 5.02 without notice or liability to any other person. Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 5.06 Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely in that state, regardless of the laws that might otherwise govern under any applicable conflict of laws principles, except to the extent any provisions of this Agreement which relate to the exercise of a director’s or officer’s fiduciary duties, statutory duties, obligations and/or statutory provisions, or which arise under, the Laws of Bermuda shall be governed by and in accordance with the Laws of Bermuda.

(b) All actions and proceedings arising out of or relating to the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated by this Agreement (except to the extent any such proceeding mandatorily must be brought in Bermuda) shall be heard and determined in the Court of Chancery of the State of Delaware located in the City of Wilmington, Delaware, or, solely in the event such court declines to accept or does not have jurisdiction over such actions or proceedings, the federal courts of the United States of America located in the State of Delaware (the “Chosen Courts”) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action or proceeding. The consents to jurisdiction and venue set forth in this Section 5.06(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any action or proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5.09 of this Agreement. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 5.07 Specific Enforcement; Exclusive Remedy. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, may occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement, subject to the terms and conditions of this Agreement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the parties would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.07 shall not be required to provide any bond or other security in connection with any such order or injunction. The Company hereby agrees that specific performance or injunctive relief pursuant to this Section 5.07 shall be its sole and exclusive remedy with respect to breaches or threatened breaches by any Stockholder in connection with this Agreement, and neither Company nor any of its controlled Affiliates may pursue or accept any other form of relief (including monetary damages or reimbursement, whether in law or equity) that may be available in connection with the terms of this Agreement (any claim or remedy other than such specific performance or injunctive relief, a “Prohibited Claim”). To the full extent permitted by law, the Company hereby waives, on its behalf, and on behalf of any related parties, including its officers, directors, partners, members, agents, representatives and stockholders (collectively, “Related Parties”), any and all claims it may otherwise have in connection with such Prohibited Claims. The Company shall indemnify and hold harmless any Stockholder in connection with or relating to any Prohibited Claim, including advancement of all expenses, including legal and other fees, incurred by such Stockholder in connection with such Prohibited Claim.

Section 5.08 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE

AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.08.

Section 5.09 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed by email), emailed (which is confirmed by facsimile) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to the Company, to:

Athene Holding Ltd.

Second Floor, Washington House

16 Church Street

Hamilton HM 11

Bermuda

Attention:         Natasha Scotland Courcy

Email:               NCourcy@athene.bm

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention:	A. Peter Harwich
Robert M. Katz
Charles K. Ruck
Max N. Schleusener
Email:	peter.harwich@lw.com
robert.katz@lw.com
charles.ruck@lw.com
max.schleusener@lw.com

with copies (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attention:	Perry J. Shwachman
John H. Butler
Jeremy Watson
E-mail:	pshwachman@sidley.com
john.butler@sidley.com jcwatson@sidley.com

If to Stockholder, to the address, email address, or facsimile number set forth for opposite such Stockholder’s name on Schedule III hereto.

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 5.10 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate to attempt to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 5.11 No Ownership Interests. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the applicable Stockholder. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including AGM, for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable law.

Section 5.12 Definitions. (a) Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

(a) As used in this Agreement, the “AAP” means that certain Agreement Among Principals, dated as of July 13, 2007, by and among Leon D. Black, Marc J. Rowan, Joshua J. Harris, Black Family Partners, L.P., MJR Foundation LLC, AP Professional Holdings, L.P. and BRH Holdings, L.P., as amended.

(b) As used in this Agreement, “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(c) As used in this Agreement, “Group” means, with respect to a Stockholder, such Stockholder or (i) such Stockholder’s spouse, (ii) a lineal descendant of such Stockholder’s parents, the spouse of any such descendant or a lineal descendent of any such spouse, (iii) a charitable institution solely controlled by such Stockholder and other members of his Group, (iv) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and presumptive remaindermen of which are one or more of such Stockholder and Persons described in clauses (i) through (iii) of this definition, (v) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such Stockholder and Persons described in clauses (i) through (iv) of this definition, (vi) an individual mandated under a qualified domestic relations order, or (vii) a legal or personal representative of such Stockholder in the event of his death or Disability. For purposes of this definition, (x) “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and such adopted Person’s descendants; and (y) “presumptive remaindermen” shall refer to those Persons entitled to a share of a trust’s assets if it were then to terminate.

(d) As used in this Agreement, the “SHA” means that certain Amended and Restated Shareholders Agreement, dated as of September 5, 2019, by and among Apollo Global Management, Inc., AP Professional Holdings, L.P., BRH Holdings, L.P., Black Family Partners, L.P., MJH Partners, L.P., MJR Foundation LLC, Leon D. Black, Marc J. Rowan and Joshua J. Harris, as amended.

Section 5.13 Fees and Expenses. Whether or not the Mergers are consummated, all fees and expenses incurred in connection with this Agreement shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise explicitly set forth in this Agreement.

Section 5.14 Interpretation. (a) When a reference is made in this Agreement to an Article, a Section or Schedule, such reference shall be to an Article of, a Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty.

(a) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ATHENE HOLDING LTD.

By:	/s/ William J. Wheeler
Name: William J. Wheeler
Title: President

[Signature Page to Voting Agreement]

/s/ Leon Black
Leon Black

[Signature Page to Voting Agreement]

/s/ Marc Rowan
Marc Rowan

[Signature Page to Voting Agreement]

/s/ Joshua Harris
Joshua Harris

[Signature Page to Voting Agreement]

SCHEDULE I

Principal AGM Stockholder	Number of AGM Shares		Options (AGM Shares)[1][2]		Number of AGM Class B Common Stock[3]	Number of AGM Shares (Tiger Proxy)[4]
Leon Black	10,242,166		80,000,000		1	33,913,500
Marc Rowan	3,318,853	[5]	32,481,402		1	33,913,500
Josh Harris	1,350,000		43,906,328	[6]	1	33,913,500

[1]	Includes indirect ownership of Operating Group Units.
[2]

The number of AOG Units presented do not include any AOG Units owned by AP Professional Holdings, L.P. with respect to which each of Messrs. Black, Rowan or Harris, as one of the three owners of all of the interests in BRH Holdings GP, Ltd., the general partner of AP Professional Holdings, L.P., or as a party to the Agreement Among Principals or the Shareholders Agreement may be deemed to have shared voting or dispositive power. Each of these individuals disclaims any beneficial ownership of these units, except to the extent of his pecuniary interest therein.

[3]

BRH Holdings GP, Ltd. (“BRH”), the holder of the Class B share, is one third owned by Mr. Black, one third owned by Mr. Harris and one third owned by Mr. Rowan. Pursuant to the Agreement Among Principals, the Class B share is to be voted and disposed of by BRH based on the determination of at least two of Leon Black, Joshua Harris and Marc Rowan; as such, they share voting and dispositive power with respect to the Class B share.

[4]	AMG Management, LLC is the holder of all 33,913,500 Class A shares subject to the Tiger Proxy.
[5]	Includes Shares Beneficially Owned or controlled by Marc Rowan either individually or through entities acting as nominee for Marc Rowan or his Affiliates.
[6]	Includes Shares Beneficially Owned or controlled by Josh Harris either individually or through entities acting as nominee for Josh Harris or his Affiliates.

Sch. I - 1

SCHEDULE II

This Schedule has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Sch. II - 1